Exhibit 99.1

52 Corporate Circle
Albany, NY 12203
Tel: (518) 862-6000
www.iwocorp.com

IWO Holdings Contact:	Investor Contact:
David Duncan, Director of Finance IWO Holdings, Inc. (518) 862-6061	Jody Burfening / Chris Witty Lippert/Heilshorn & Associates, Inc. (212) 838-3777 Investor_Relations@iwocorp.com

FOR IMMEDIATE RELEASE

IWO HOLDINGS, INC. ANNOUNCES RESULTS FOR THE THREE MONTH
PERIOD ENDED MARCH 31, 2005

Albany, NY, May 16, 2005 – IWO Holdings, Inc. (IWHD.PK), a provider of Sprint affiliate service in the Northeast United States, today reported financial results for the three month period ended March 31, 2005.

Highlights for the Three Month Period Ended March 31, 2005 Compared to the Three Month Period Ended March 31, 2004

•	Adjusted EBITDA increased to $7.6 million from $7.5 million

•	Total revenue increased to $47.9 million from $43.9 million

•	Ending subscribers increased to 242,657 from 220,074

•	Gross additions were 27,455 versus 27,274

•	Monthly churn, net of 30 day deactivations, decreased to 2.8% from 3.1%

"This quarter began a new chapter in Independent Wireless One's history," Bret Cloward, president and chief executive officer, stated. "We successfully refinanced, emerged from bankruptcy and reorganized the business to operate independently. Within this environment we posted total revenue of $47.9 million for the quarter, up $4.0 million over last year's first quarter, and ended the period with nearly 243,000 subscribers, an increase of approximately 22,000 year over year. This is a great start on a year in which we see tremendous opportunity for Independent Wireless One. Our management team is squarely focused on growing the business and improving profitability."

In February 2005, the U.S. Bankruptcy Court of Delaware confirmed a pre-packaged plan of reorganization for IWO Holdings, Inc. and its subsidiaries (IWO or the Company). Upon emerging from bankruptcy, IWO applied fresh-start accounting effective as of the date of the reorganization. As a result, the reported historical financial statements of IWO for the periods prior to the reorganization are not directly comparable to those after the reorganization. Financial results of the Company before reorganization are disclosed as the "Predecessor Company" while post-reorganization financial results are disclosed as "Successor Company".

Conference Call

IWO will host a conference call at 11:00 a.m. Eastern time on Monday, May 16, 2005. During the call, Bret Cloward, president and chief executive officer, and Richard Harris, vice president and chief financial officer, will discuss the quarterly performance and financial results. The telephone number for the conference call is 800-299-9630, passcode 20464211. Investors may also listen to the conference call by going to IWO's web site www.iwocorp.com and selecting the conference link on the Investor Information page.

Investors will be able to access an encore recording of the conference call for one week by calling 888-286-8010, passcode 46257201. The encore recording will be available approximately two hours after the conference call has concluded. Investors can also access a recording of this call on the IWO web site, where a replay of the web cast will be available for 90 days.

About IWO Holdings, Inc.

IWO Holdings, Inc. through its Independent Wireless One Corporation subsidiary is a PCS affiliate of Sprint with exclusive rights to provide digital wireless mobile communication services throughout its affiliated markets under the Sprint PCS brand name. Dedicated to providing the wireless services and products that connect our customers to their world, Independent Wireless One serves a contiguous territory with a population of 6.2 million people that extends in New York from suburban New York City to the Canadian border, and from Syracuse east to include substantially all of Vermont and New Hampshire and portions of western Massachusetts and northeastern Pennsylvania. For more information, visit the Independent Wireless One web site at http://www.iwocorp.com.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27.0 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

Definitions of Non-GAAP Financial Terms and Operating Metrics

The Company makes use of earnings before interest, taxes, depreciation and amortization (EBITDA) as a financial measure because the Company believes it is a useful performance indicator. The Company also uses the term Adjusted EBITDA to reflect EBITDA excluding restructuring expenses and other items resulting from fair value accounting. Neither EBITDA nor adjusted EBITDA are recognized terms under GAAP and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA and adjusted EBITDA to net income/(loss) appears at the end of this release.

In addition, the wireless telecommunications industry uses terms such as subscriber additions, average revenue per user, churn, cash cost per user and cost per gross addition as performance measurements or metrics. These measures, as defined below, are not measures of financial performance under GAAP. When IWO uses these terms, they may not be comparable to similar terms used by other wireless telecommunications companies.

Subscribers

We refer to our customers as "subscribers." Gross additions refer to the total number of new subscribers added during the period. Net subscribers refer to the total number of new subscriber additions during the period reduced by any subscribers that have cancelled or terminated their service with us during this same period.

Churn

Churn is the monthly rate of customer turnover expressed as a percentage of our overall average customers for the reporting period. Customer turnover includes both customers that elected voluntarily to discontinue using our service and customers that were involuntarily terminated from using our service because of non-payment. Churn is calculated by dividing the sum of (i) the number of customers that discontinue service; (ii) less those customers discontinuing their service within 30 days of their original activation date; and (iii) adding back those customers that reactivate their service, by our overall average customers for the reporting period; and, (iv) dividing the result by the number of months in the period.

Subscriber and Roaming Revenue

Subscriber revenue consists primarily of a basic service plan (where the customer purchases a pre-allotted number of minutes for voice and/or data transmission); airtime (which consists of billings for minutes that either exceed or are not covered by the basic service plan); long distance; data services; and charges associated with travel outside our service area.

Roaming revenue consists primarily of Sprint travel revenue and foreign roaming revenue. Sprint travel revenue is generated on a per minute basis when a Sprint wireless subscriber or another affiliate-managed customer outside of our markets uses our service when traveling through our markets. Sprint travel expense is generated on a per minute basis when our subscribers travel outside our market area and use the Sprint/affiliate wireless network. Historically, our Sprint travel revenue has exceeded our Sprint travel expense. Foreign roaming revenue is generated when a non-Sprint wireless customer uses our service when traveling through our markets. We recognize reseller usage, as defined in "Reseller Subscribers," as foreign roaming.

Average Revenue per User

Average revenue per user (ARPU) is the average monthly service revenue per subscriber and is calculated by dividing total subscriber revenue for the period by the average number of subscribers during the period. We present ARPU excluding and including roaming revenue.

Cash Cost per User

Cash Cost per User (CCPU) is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, including handset subsidies on equipment sold to existing subscribers, and general and administrative expenses, but excluding restructuring expenses and other items resulting from fair value accounting. We present CCPU both including and excluding roaming expenses that represent charges paid to Sprint PCS, Sprint PCS affiliates and other carriers when our subscribers use their networks.

Cost per Gross Addition

Cost per gross addition (CPGA) summarizes the average cost to acquire new customers during the reporting period. CPGA is computed by adding sales and marketing expenses and merchandise cost of sales and reducing the amount by the revenue from merchandise sales. The net amount is divided by the total of subscriber gross additions for the period.

Reseller Subscribers

We participate in a reseller program in our service area through Sprint PCS as part of the partnership with Sprint PCS. The agreement allows various resellers to sell wireless services (pre and post pay) and pay us for use (usage) of our network on a per minute basis.

Resident Population/ Service Area

Our service area comprises a population (Licensed POPs) of approximately 6.2 million residents. When we use the term "Covered POPs", we refer to that portion of residents in our service area that have service available as a result of our network build out. The number of people in our service area does not represent the number of Sprint PCS subscribers that we expect to have in our service area.

Safe Harbor

This press release contains "forward-looking statements." Forward-looking statements are based on management's current expectations and assumptions regarding the company's business, the economy and other events and factors, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company cautions that one should not rely on any of these forward-looking statements as guarantees or assurances of future performances. Actual results may differ materially from those contemplated by the forward-looking statements due to regional, national or global political, economic, business, competitive, market, regulatory and other various factors. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the company's SEC filings and public announcements. The company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Attached: Period ended financial information, operating metrics, and EBITDA reconciliation

In accordance with generally accepted accounting principles (GAAP), the reported historical financial statements of the Predecessor Company cannot be added to those of the Successor Company. However, for analysis purposes, the Company has provided operating statistics and reconcilations of non-GAAP measures for the three-month period ended March 31, 2005 as though IWO had been a standalone company from January 1, 2005. Additional information and a reconciliation of the period results can be found in the Company's March 31, 2005 Form 10-Q filed with the Securities and Exchange Commission on May 16, 2005.

# # #

IWO HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Successor Company	Predecessor Company
	March 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash & cash equivalents	$29,253	$33,840
Subscriber receivables, net	10,482	11,381
Inventory	1,626	1,386
Prepaid expenses & other assets	9,064	7,801
Total current assets	50,425	54,408

Property and equipment, net	120,455	150,796
Goodwill	24,857	—
Intangible assets, net	129,752	17,331
Other assets	12,508	13,643
Total assets	$341,597	$236,178

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$8,718	$24,277
Accrued expenses	18,328	40,333
Payable to related party	—	471
Current maturities of long-term obligations	—	355,275
Total current liabilities	27,046	420,356

Long-term obligations, net of current maturities	234,761	—
Other	372	5,851

Stockholders' equity (deficit):
Preferred stock, $0.01 par value per share; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share; 9,950,000 shares authorized; 5,000,005 shares issued and outstanding	50	1
Additional paid in capital	84,950	446,449
Retained deficit	(5,582)	(636,479)
Total stockholders' deficit	79,418	(190,029)
Total liabilities and stockholders' deficit	$341,597	$236,178

IWO HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Successor Company	Predecessor Company	Predecessor Company	Predecessor Company
	For the Two Months Ended March 31, 2005	For the Month Ended January 31, 2005	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2004
Revenues:
Subscriber	$23,312	$12,302	$35,474	$32,971
Roaming	7,795	2,503	9,558	8,597
Merchandise sales	1,282	665	2,098	2,285
Other revenue	42	29	177	84
Total revenue	32,431	15,499	47,307	43,937

Expense:
Cost of service	18,269	7,772	25,117	22,689
Merchandise cost of sales	2,039	1,259	4,924	4,142
General and administrative	1,269	1,664	7,289	2,954
Gain on reorganization	—	(114,955)	—	—
Sales and marketing	5,384	2,645	9,733	7,548
Depreciation and amortization	6,758	2,273	7,391	13,997
Total expense	33,719	(99,342)	54,454	51,330
Operating income (loss)	(1,288)	114,841	(7,147)	(7,393)

Other income (expense):
Interest expense	(4,811)	(1,772)	(11,044)	(11,406)
Interest income	517	18	495	92
Gain on extinguishment of debt	—	76,942	—	—
Loss on sale of assets	—	—	—	(25)
Total other income (expense)	(4,294)	75,188	(10,549)	(11,339)
Net income (loss)	$(5,582)	$190,029	$(17,696)	$(18,732)

IWO HOLDINGS INC. AND SUBSIDIARIES
(UNAUDITED)
Summary of Operating Statistics

		Predecessor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2004
Subscribers
Gross Additions	27,455	29,854	27,274
Net Additions	5,246	6,653	5,063
Total Customers	242,657	237,411	220,074

Reseller Subscribers	101,416	91,135	58,101

Churn – All Services	2.8%	3.0%	3.1%
Churn – Postpay	2.6%	2.9%	3.1%
Churn – Prepay	6.8%	5.8%	3.9%

Average Revenue Per User, Monthly
Including Roaming	$63.88	$64.13	$63.69
Without Roaming	$49.55	$50.52	$50.52

Cash Cost Per User, Monthly
Including Roaming	$40.31	$39.78	$37.95
Without Roaming	$29.23	$30.23	$28.61

Cost Per Gross Addition	$342	$421	$345

Licensed Pops (Millions)	6.2	6.3	6.3
Covered Pops (Millions)	4.8	4.8	4.8
Cell Sites	724	721	693

IWO HOLDINGS INC. AND SUBSIDIARIES
(UNAUDITED)
(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

		Predecessor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2004
EBITDA
Net income (loss)	$184,447	$(17,696)	$(18,732)
Net interest expense	6,583	11,044	11,406
Interest income	(535)	(495)	(92)
Depreciation and amortization	9,031	7,391	13,997
EBITDA	199,526	244	6,579
Restructuring expense	—	4,472	873
Gain on extinguishment of debt	(76,942)	—	—
Gain on reorganization	(114,955)	—	—
Adjusted EBITDA	$7,629	$4,716	$7,452

ARPU
Subscriber revenue	$35,614	$35,474	$32,971
Roaming revenue	10,298	9,558	8,597
Total service revenue	$45,912	$45,032	$41,568
Average subscribers	239,587	234,085	217,543
Average revenue per user including roaming, monthly	$63.88	$64.13	$63.69
Average revenue per user without roaming, monthly	$49.55	$50.52	$50.52

CCPU
Cost of service and roaming	$26,041	$25,117	$22,689
plus: General and administrative expenses	2,933	7,289	2,954
less: Restructuring costs	—	(4,472)	(873)
Total cash costs including roaming	28,974	27,934	24,770
less: Roaming expense	(7,968)	(6,666)	(6,099)
Total cash costs without roaming	$21,066	$21,269	$18,671
Average subscribers	239,587	234,085	217,543
Cash cost per user, monthly	$40.31	$39.78	$37.95
Cash cost per user without roaming, monthly	$29.23	$30.23	$28.61

CPGA
Sales and marketing	$8,029	$9,733	$7,548
less: Equipment revenue, net of upgrade revenue	(1,947)	(2,098)	(2,285)
plus: Cost of equipment, net of cost of upgrades	3,298	4,924	4,142
Total costs of acquisition	$9,380	$12,559	$9,405
Gross adds	27,455	29,854	27,274
Cost per gross add	$342	421	345